UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2013

LaserLock Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 668-1952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01.                        Entry into a Material Definitive Agreement.

On January 31, 2013, LaserLock Technologies, Inc. (“LaserLock” or the “Company”) and VerifyMe, Inc. (“VerifyMe”), a Texas corporation, entered into a Subscription Agreement (the “Subscription Agreement”).

Pursuant to the terms and conditions of the Subscription Agreement, LaserLock issued to VerifyMe 33,333,333 shares of preferred stock of the Company and a warrant to purchase 33,333,333 shares of common stock of the Company with an exercise price of $0.12 per share. The aggregate purchase price for the shares issued pursuant to the terms of the Subscription Agreement is $1,000,000 (or $0.03 per share). The Subscription Agreement contains customary representations and warranties from LaserLock and VerifyMe. LaserLock will use the proceeds received pursuant to the Subscription Agreement to pay expenses incurred in the normal course of business consistent with the Company’s business plan.

Item 3.02.                        Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The securities issued above were offered and sold pursuant to an exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933.

Item 5.03.                        Amendments to Articles of Incorporation.

In connection with the Subscription Agreement, LaserLock filed an Amended Certificate of Designation of Series A Preferred Stock (the “Amended Certificate of Designation”) with the Secretary of State of Nevada designating 33,333,333 shares of the Company’s preferred stock as Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible at the option of the holder into one share of the Company’s common stock, as adjusted pursuant to the terms of the Amended Certificate of Designation. On any matter presented to the stockholders of the Company for their action, each holder of outstanding shares of Series A Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. In the event of any liquidation, dissolution or winding up of the affairs of the Company, before any payment is made to the holders of the Company’s common stock, the holders of Series A Preferred Stock will be entitled to receive an amount equal to $0.03 per share out of the assets available for distribution by the Company. The Amended Certificate of Designation is effective as of January 31, 2013.

The foregoing descriptions are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement and the Amended Certificate of Designation. A copy of the Subscription Agreement is attached to this filing on Form 8-K as Exhibit 99.1. A copy of the Amended Certificate of Designation is attached to this filing on Form 8-K as Exhibit 3.1.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
3.1	Amended Certificate of Designation of Series A Preferred Stock of LaserLock Technologies, Inc. dated as of January 31, 2013
99.1	Subscription Agreement, dated as of January 31, 2013, by and among LaserLock Technologies, Inc. and VerifyMe, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Norman A. Gardner
Norman A. Gardner
Vice-Chairman and Chief Executive Officer

Dated: February 6, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Amended Certificate of Designation of Series A Preferred Stock of LaserLock Technologies, Inc. dated as of January 31, 2013
99.1	Subscription Agreement, dated as of January 31, 2013, by and among LaserLock Technologies, Inc. and VerifyMe, Inc.

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